 Exhibit 99.1

PROPOSAL II— APPROVAL OF AMENDED AND RESTATED

2000 EMPLOYEE STOCK PURCHASE PLAN

    On September 23, 2010, our Board of Directors adopted, subject to stockholder approval, an amendment and restatement of our 2000 Employee Stock Purchase Plan, as amended, or the Current Plan, to (i) increase the number of shares of common stock authorized for issuance under the 2000 Plan from 1,500,000 shares under the Current Plan to 4,000,000 shares under the Amended and Restated 2000 Employee Stock Purchase Plan, which we refer to as the Revised 2000 Plan, and (ii) make certain other changes to the Current Plan that provide greater flexibility to allow participation in the Revised 2000 Plan by the company’s international employees. These changes will allow Bottomline to implement the Revised 2000 Plan in several new geographic locations to enhance our global participation in the Revised 2000 Plan.

    The purpose of the Revised 2000 Plan is to provide an opportunity for eligible employees of the company to purchase shares of common stock through accumulated payroll deductions. Our Board of Directors believes that it is in our best interests to encourage stock ownership by our employees and that an employee stock purchase plan is an important benefit for purposes of recruiting and retaining employees, including international employees, who make up approximately 34% of our workforce. As of August 31, 2010, 1,061,412 shares had been purchased by employees as a group under the 2000 Employee Stock Purchase Plan since its inception and 438,588 shares were available for future purchases. If the Revised 2000 Plan is approved by stockholders, an aggregate of 2,938,588 shares will be available for future issuance under the Revised 2000 Plan. If the Revised 2000 Plan is not approved by stockholders, the Current Plan will remain in effect, in which case our Board of Directors believes that we will be unable to provide adequate opportunity for eligible employees to purchase shares of common stock through payroll deductions.

    If the stockholders approve the Revised 2000 Plan, then the Board of Directors plans to terminate the 1998 Employee Stock Purchase Plan (the “1998 Plan”). The company has not operated the 1998 Plan since September 2000; however, 687,599 shares of common stock remained available for issuance under the 1998 Plan as of August 31, 2010. If the stockholders do not approve the Revised 2000 Plan, then the Board of Directors will determine whether to terminate the 1998 Plan or to continue it in effect and whether to adopt alternative arrangements based on its assessment of our needs.

    The Board of Directors believes that the proposed amendment is in the best interests of Bottomline and its stockholders and recommends that you vote “FOR” this Proposal II.

    The following is a brief description of the Revised 2000 Plan. This summary is qualified in its entirety by reference to the Revised 2000 Plan, a copy of which is attached to the proxy statement as “Appendix A”. You may also obtain a copy of the Revised 2000 Plan by accessing the proxy statement as filed with the SEC on the Internet at sec.gov, by accessing the Investor Relations section of the company’s Web site, www.bottomline.com, or by contacting the corporate secretary of Bottomline.

Administration

    The Revised 2000 Plan is administered by the Board of Directors. The Board of Directors is authorized to make rules and regulations for the administration of the Revised 2000 Plan.

Eligibility

    All employees of the company are eligible to participate in the Revised 2000 Plan provided that:

•	they are regularly employed by the company or a designated subsidiary for more than five months in a calendar year and for more than 20 hours a week; and

•	they are employees of the company or a designated subsidiary on the first day of the applicable offering period.

    Employees of the company and its designated domestic and international subsidiaries may participate in the Revised 2000 Plan. However, no person will be eligible to participate in the plan if he or she possesses five percent or more of the voting power of the company’s or any subsidiary’s common stock immediately after the grant of an option to purchase shares at the commencement of an offering period. No employee may purchase shares of stock with an aggregate value of more than $25,000 per calendar year in which the option is outstanding under the plan (and all other employee stock purchase plans of the company and its subsidiaries), determined by the value of such shares as of the date the option is granted. As of August 31, 2010, approximately 480 employees of the company were eligible to participate in the Revised 2000 Plan. Eligible participation will increase significantly if the plan is implemented in additional geographic locations.

Offerings; Number and Purchase Price of Shares

    The Revised 2000 Plan consists of overlapping twenty-four (24)-month offering periods comprised of four six-month purchase periods. A new offering period commences on the first trading day on or after October 1 and April 1 of each year and terminates on the last trading day in the period ending twenty-four (24)-months later. Each purchase period (i) commences on the day after the date that shares in the preceeding purchase period were purchased, which we refer to as the exercise date and (ii) ends on the trading day closest to the day that is six months after the preceding exercise date, except that the first purchase period in an offering period commences on the enrollment date (i.e., the first day of the offering period) and ends with the trading day that is six months after the enrollment date. The duration of offering periods and purchase periods may be changed in the discretion of the Board of Directors. During each six-month purchase period, payroll deductions will be made and held for the purchase of shares at the end of that period. If the fair market value of the common stock on the enrollment date of the next offering period is lower than that of the current offering period, then all participants in the current offering period will be automatically withdrawn from the current offering period and will be automatically enrolled in the next offering period.

    Prior to or on each offering period commencement date, an eligible employee may participate in the offering by completing and forwarding a payroll deduction authorization form to the employee’s appropriate payroll office. The form will authorize a regular payroll deduction from the employee’s compensation during the offering period. Unless an employee files a new form or withdraws from the Revised 2000 Plan, his or her deductions and purchases will continue at the same rate for future offering periods as long as the Revised 2000 Plan remains in effect.

    If the amendment is approved by the stockholders, a total of up to 4,000,000 shares may be purchased under the Revised 2000 Plan. An employee may elect to have up to 10% deducted from his or her compensation for the purpose of purchasing stock under the Revised 2000 Plan and the company will maintain payroll deduction accounts for each participant based on his or her election. At the beginning of each offering period, each participant will be granted an option to purchase, at the applicable purchase price, up to the whole number of shares of common stock determined by dividing $50,000 by the fair market value of a share of stock on the enrollment date, subject to the limitations described above. The option shall be exercisable as to 25% of the number of shares subject to the option on each exercise date during the offering period (i.e., at the end of each six-month purchase period). The purchase price is an amount equal to 85% of the closing price of the common stock on the enrollment date or the applicable exercise date, whichever is lower. On August 31, 2010, the closing sale price of the common stock on the NASDAQ Global Market was $14.01.

    Each participant’s option will automatically be exercised on the exercise date using his or her payroll contributions, subject to the maximum share limit described above. Any payroll deductions accumulated in a participant’s account at the end of a purchase period which are not sufficient to purchase a full share of common stock shall be retained in the participant’s account and will be carried over to the next purchase period. If the company receives requests from participants to purchase more than the number of shares available on an exercise date, the available shares will be allocated on a pro rata basis to participants.

    A participant may increase or decrease his or her payroll deduction during an offering period by completing and filing with the company a new payroll deduction authorization form. The board may, in its discretion, limit the number of times per offering period that a participant may change his or her payroll deduction percentage. A participant may withdraw from the plan at any time. Upon such withdrawal, the participant’s accumulated payroll deductions will be refunded to him or her. Partial withdrawals are not permitted. An employee may participate in any subsequent offering in accordance with the terms and conditions established by the Board of Directors.

Termination of Employment or Death

    If a participant’s employment terminates, including by death, prior to the last business day of an offering period, no payroll deduction will be taken from any pay due to the participant and the balance of the participant’s account shall be paid to the participant or, in the event of the participant’s death, (a) to a beneficiary designated by the participant, (b) in the absence of a designated beneficiary, to the executor or administrator of the participant’s estate, or (c) if no executor or administrator have been appointed, to the spouse or dependents of the participant or if no such person is known to the company, then to such person as the company may designate.

Adjustments for Changes in Capitalization

    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, or any increase or decrease in the number of shares of common stock effected without the receipt of consideration by the company, (i) the number of shares of common stock available under the 2000 Plan, (ii) the share purchase limitations, (iii) the number of shares covered by each option under the plan and (iv) the purchase price will be proportionately adjusted to the extent determined by the Board of Directors.

Grants to Employees in Foreign Jurisdictions; Subplans

    The Revised 2000 Plan provides greater flexibility than the Current Plan to allow participation in the Revised 2000 Plan by the company’s international employees. Under the Revised 2000 Plan, the company may, in order to comply with the laws of a foreign jurisdiction, grant options to employees of the company or a designated subsidiary who are citizens or residents of such jurisdiction with terms that are less favorable (but not more favorable) than the terms of options granted under the Revised 2000 Plan to employees of the company or a designated subsidiary who are residents of the United States. Notwithstanding the foregoing, employees of the company or a designated subsidiary who are citizens or residents of a foreign jurisdiction may be excluded from eligibility under the Revised 2000 Plan if (a) the grant of an option under the plan is prohibited by law in such employees jurisdiction of residence or citizenship or (b) compliance with the laws of the foreign jurisdiction would cause the Revised 2000 Plan to violate the requirements of Section 423 of the Internal Revenue Code.

    The company may from time to time establish one or more subplans under the Revised 2000 Plan with respect to one or more designated subsidiaries, provided such subplans comply with Section 423 of the Code.

Adjustments Upon Reorganization Event

    The Revised 2000 Plan defines a “reorganization event” as: (a) any merger or consolidation of the company with or into another entity as a result of which all of the common stock converts into or is exchanged for the right to receive cash, securities or other property, (b) any exchange of all the company’s common stock for cash, securities or other property pursuant to a share exchange transaction, or (c) any sale of all or substantially all of the assets of the company. If a reorganization event occurs, or the company executes an agreement with respect to a reorganization event, the Board of Directors shall provide that all outstanding options will be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes of the Revised 2000 Plan, an option will be considered to be assumed if, following the consummation of the reorganization event, the option confers the right to purchase, for each share of common stock subject to the option immediately prior to the reorganization event, the consideration (whether cash, securities or other property) received as a result of the reorganization event by the holders of common stock for each share of common stock held immediately prior to the consummation of the reorganization event by holders of a majority of the outstanding shares of common stock; provided that if the consideration received as a result of the reorganization event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon exercise of the options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of company common stock as a result of the reorganization event.

    Notwithstanding the foregoing, in the event that the acquiring or succeeding corporation refuses to assume, or substitute for, the options, then any offering periods then in progress will be shortened by setting a new exercise date, determined by the Board of Directors. The new exercise date shall be before the closing date of the proposed reorganization event. The Board of Directors shall notify each participant in writing at least ten (10) days prior to the new exercise date that the exercise date for the participant’s option has been changed to the new exercise date and that the participant’s option shall be automatically exercised on the new exercise date unless prior to such date the participant has withdrawn from the offering period.

Termination and Amendment of Plan

    The board may at any time terminate or amend the Revised 2000 Plan. Except with respect to reorganization events, (i) no termination of the Revised 2000 Plan may affect options previously granted, provided that an offering period may be terminated by the Board of Directors on any exercise date if the board determines that the termination of the plan is in the best interests of the company and its stockholders and (ii) no amendment of the Revised 2000 Plan may make any change in any option previously granted that adversely affects the rights of any participant. To the extent required by Section 423 of the Internal Revenue Code, the company shall obtain stockholder approval in such a manner and to such a degree as required.

    Notwithstanding the foregoing, without stockholder approval and without regard to whether any participant rights may be considered to have been “adversely affected”, the board shall be entitled to change the offering periods, limit the frequency and/ or number of changes in the amount withheld during an offering period, establish an exchange ratio applicable to amounts withheld in a currency other than the U.S. dollar, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/ or accounting and crediting procedures to ensure that amounts applied toward the purchase of common stock for each participant properly correspond to amounts withheld from the participant’s compensation and establish such other limits or procedures that Board of Directors determines in its sole discretion are advisable and which are consistent with the Revised 2000 Plan.

Federal Income Tax Consequences

    The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the Revised 2000 Plan and with respect to the sale of common stock acquired under the Revised 2000 Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants

    A participant will not have income upon enrolling in the Revised 2000 Plan or upon purchasing shares at the end of an offering.

    A participant may have both compensation income and capital gain income or both compensation income and a capital loss upon the sale of shares that were acquired under the Revised 2000 Plan. The amount of each type of income and loss will depend on when the participant sells the shares.

    If the participant sells the shares more than two years after the commencement of the offering period during which the shares were purchased and more than one year after the date that the participant purchased the shares, then the participant will have compensation income equal to the lesser of:

•	15% of the value of the shares on the day the offering period commenced; and

•	the participant’s profit (the excess of the sales proceeds over the purchase price).

    Any excess profit will be long-term capital gain. If the participant sells the shares at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

    If the participant sells the shares prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the shares on the day he or she purchased the shares less the purchase price. If the participant’s profit exceeds the compensation income, then the excess profit will be capital gain. If the participant’s profit is less than the compensation income, then the participant will have a capital loss equal to the value of the shares on the day he or she purchased the shares less the sales proceeds. This capital gain or loss will be long-term if the participant has held the shares for more than one year and otherwise will be short-term.

Tax Consequences to the Company

    There will be no tax consequences to the company except that we will be entitled to a deduction when a participant has compensation income arising from a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

New Plan Benefits

    Because participation under the Revised 2000 Plan is a voluntary election by our employees, we are not able to determine the benefits that will be available in the future to particular individuals. During fiscal year 2010, 3,199 shares and 3,066 shares were purchased by Mr. Eberle and Mr. Donovan, respectively, under the Current Plan at a price of $6.00 per share. There were no purchases made by non-executive directors under the Current Plan during fiscal year 2010. In total, our employees purchased 156,324 shares of common stock under the Current Plan during fiscal year 2010.

Recommendation of the Board of Directors

    The Board of Directors recommends that you vote FOR the proposal to approve the Revised 2000 Plan.